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                                                                  EXHIBIT 5

                         JAECKLE, FLEISCHMANN & MUGEL
                               ATTORNEYS AT LAW
    FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YOKK 14202-2292
                   TEL (716) 856-0600   FAX (716) 856-0432



                                                  July 6,1995



EastGroup Properties
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi  39201

              Re: Registration Statement on Form S-8 and Form S-3 under the Securities Act of 1933, Covering the Registration of 216,981 Shares of Beneficial Interest Issued or Reserved for Issuance Under the EastGroup Properties 1994 Management Incentive Plan and the EastGroup Properties 1989 Incentive Plan (collectively, the "Plans") -- Opinion Regarding Legality

Ladies and Gentlemen:

        As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Declaration of Trust, as amended, Trustees Regulations and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deem necessary in order for us to render the opinion herein set forth.

        We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by EastGroup Properties in connection with the authorization, issuance and sale of the above described shares of beneficial interest (the "Shares"). In our opinion the Shares to be issued by EastGroup Properties under and in accordance with the Plans will be, when issued and paid for pursuant to the Plans and the Registration Statement and the Exhibits thereto, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as an exhibit to the Registration Statement and reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.


                                        Very truly yours,

                                        JAECKLE, FLEISCHMANN & MUGEL